John Nelson, C.P.A.  Nelson, Watson & Erickson, L.L.P.   Dan Watson, C.P.A.

Charles Steele, E.A  CERTIFIED PUBLIC ACCOUNTANTS    Curtis Erickson, C.P.A.


                      Consent of Independent Auditor

We consent to the inclusion in and incorporation by reference in the Registration Statement on Form SB of CLS
Financial Services, Inc., our Independent Auditor's Report dated February 26, 1998, on our audits of the financial statement of C.L.S. Mortgage of Lynnwood, Inc. as of December 31, 1997 and 1996. We also consent to the reference to our firm under the caption, "Interest of Named
Experts and Counsel".


Nelson, Watson & Erickson, PS


Dan Watson CPA

February 26, 1998




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